Exhibit 10.34
SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Agreement”) sets forth the mutual agreement of SecureWorks Corp., a Delaware corporation, for itself, its subsidiaries, parents (including Dell Technologies Inc. ("Dell")) and related entities (collectively, "SecureWorks" or the “Company”) and Paul Parrish (“Executive”) regarding the subject matters addressed below.
1.Separation Date. Executive’s employment with SecureWorks will end on May 5, 2023 or such earlier date as provided in this Agreement (the “Separation Date”). Until the Separation Date, Executive will continue to serve as the Chief Financial Officer. If a new Chief Financial Officer is named prior to May 5, 2023, Executive will remain as a Senior Vice President of Finance to support the transition to the new Chief Financial Officer and other duties (not inconsistent with Executive’s historical roles and position with the Company) as assigned by the Chief Executive Officer. During this transition period Executive may provide such services at SecureWorks’ Atlanta office or remotely, at his option. Executive will receive continued compensation and benefits through to the Separation Date.
a.If at any time prior to May 5, 2023 Executive is terminated by SecureWorks, other than in a termination described in paragraph 2, the Separation Date will be the effective date of such termination, and Executive will be eligible to receive the severance benefits described in this Agreement.
b.If Executive voluntarily resigns prior to May 5, 2023, the Separation Date will be the effective date of such resignation, and Executive will not be eligible to receive any, and will forfeit all, severance benefits described in this Agreement.
For the avoidance of doubt, through to the Separation Date, Executive will continue to be compensated consistent with his current compensation level, and will continue to participate in and to be entitled to all other compensation, benefits and perquisites under the plans, programs, agreements and policies applicable to him as a SecureWorks executive employee, consistent with current levels, including, without limitation, any such arrangements providing compensation, benefits, accelerated vesting, severance and/or any other entitlements in the event of a change in control or similar transaction or event.
2.Continued Employment. During the period of continued employment through to the Separation Date, Executive will act in good faith and in a professional manner and abide by the nondisparagement provision set forth in paragraph 13. Nothing in this Agreement confers upon Executive a right to be a continuing employee of SecureWorks, or imposes on SecureWorks an obligation to continue Executive’s employment relationship. If Executive violates any of the terms of this Agreement, any of the provisions of Executive’s employment or other agreements with SecureWorks, or SecureWorks’ Code of Conduct or any other SecureWorks policy generally applicable to employees of Executive’s level and position and any such violation is a material violation that would cause harm to the Company, SecureWorks may terminate Executive’s employment. If Executive’s employment is terminated before May 5, 2023 by SecureWorks for one of the foregoing reasons, Executive will not be eligible to receive any, and will forfeit all, severance benefits described in this Agreement. Executive’s rights, if any, to any benefit under SecureWorks’ health and welfare or retirement plans, or to any equity grants, will be governed by the applicable plan, program, policy or equity agreement.
3.Consideration from SecureWorks. If Executive signs this Agreement and does not revoke it during the Revocation Period (defined in paragraph 19), and except as provided in paragraphs 1.b and 2, SecureWorks will provide Executive with the following good and valuable consideration:

a.Severance Pay. If SecureWorks receives an Effective Final Release (defined in paragraph 4.b.) from Executive, SecureWorks will pay Executive severance pay (“Severance Pay”) in the amount of twelve (12) months of his current base salary, payable in four (4) substantially equal quarterly installments, with the first such installment payable on the last day of the third month following the Separation Date, and each subsequent installment payable on the last day of the third month following each payment. These payments will not include 401(k) or any other benefits-related deductions. However, all applicable taxes will be withheld.
b.Short-Term Incentive Plan Payments. If SecureWorks receives an Effective Final Release from Executive, SecureWorks agrees to pay Executive the following:
i.The full payment owed to Executive for fiscal year ending February 3, 2023 (“Fiscal 2023”), in accordance with the calculation methodology and timing followed for short-term incentive plan payments to other participants in Fiscal 2023.
ii.Additional severance pay equal to a prorated short-term incentive plan award payment for fiscal year ending February 2, 2024 (“Fiscal 2024”). This payment will be calculated using:
1.A payout modifier of 75%.
2.Executive’s base salary on the Separation Date (or his base salary on the date of this Agreement, if higher), which shall be prorated based on the number of days Executive remains employed with SecureWorks during Fiscal 2024.
3.A plan target for Executive’s grade of 60%.
4.A corporate performance modifier and an individual performance modifier of 100%.
Amounts payable under this paragraph 3.b. will be paid to Executive in a single lumpsum payment (less applicable withholdings), through direct deposit (if available) within thirty (30) business days after the Separation Date.
c.Long-Term Incentive Plan Payments. If SecureWorks receives an Effective Final Release from Executive, and if Executive holds unvested time-based or performancebased restricted stock units under the SecureWorks Corp. 2016 Long-Term Incentive Plan that are due to vest within ninety (90) days after the Separation Date, SecureWorks will pay additional severance pay equal to a prorated portion of the value of such grants calculated as follows: 75% TIMES the number of stock units to vest within ninety (90) days after Executive’s Separation Date, with the value of such units determined using the average closing price for a share of SecureWorks Corp. common stock for the week prior to the week that includes the Separation Date. Such amount payable under this paragraph 3.c. will be paid to Executive through direct deposit (if available) within thirty (30) business days after the Separation Date.

d.COBRA. If SecureWorks receives an Effective Final Release from Executive, and if Executive and/or Executive’s eligible dependents are enrolled in a SecureWorks health, dental, and/or vision plan and Executive elects COBRA coverage for which Executive and/or Executive’s eligible dependents are eligible within the enrollment period, SecureWorks will pay the premiums for up to twelve (12) months of benefits continuation under COBRA, for so long as Executive and/or Executive’s dependents remain enrolled in COBRA. All premiums for any benefits continuation under COBRA following that 12-month period shall be Executive’s sole responsibility. Any premium payments due prior to Executive’s delivery of an Effective Final Release will be made promptly following such delivery.
e.Withholdings. Payments to Executive under this paragraph 3 will be reduced for all applicable tax withholding, but such payments will not be adjusted for 401(k) plan or any other benefits-related deductions.
f.Outplacement. SecureWorks will provide to Executive six (6) months of executive outplacement services, provided Executive commences use of such benefits within sixty (60) days following Executive’s Separation Date.
g.Effect of No Release or No Effective Final Release. Executive acknowledges and agrees that, except as expressly set forth in this Agreement, in any SecureWorks’ applicable plan, program or policy governing health and welfare and retirement plans and, with respect to equity grants, in any equity award agreement, Executive is not entitled to receive from SecureWorks payment or distribution of any amounts of cash compensation (including, but not limited to, base salary, bonuses or severance pay), benefits, perquisites or property of any type after the Separation Date. If Executive does not sign this Agreement or if Executive revokes this Agreement during the Revocation Period described in paragraph 19, or if Executive does not sign the final release and deliver to SecureWorks an Effective Final Release, the only amount payable shall be such amounts as are required by applicable law, payments in accordance with Executive’s rights, if any, to any benefits under SecureWorks’ health and welfare or retirement plans and payments in accordance with Executive’s rights, if any, to equity grants as set out the applicable equity plan documents and award agreement(s).
h.Section 409A Compliance. The payments and benefits payable pursuant to this Agreement are intended either to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and regulations thereunder (“Section 409A”), as payments that would fall within the “short-term deferral period” within the meaning of Treasury Regulation Section 1.409A-1(b)(4) and/or the separation pay exception in Treasury Regulation Section 1.409A-1(b)(9), to the extent applicable, or to comply with the provisions of Section 409A. This Agreement shall be interpreted to avoid any penalty or sanctions under Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to the maximum extent permitted to be exempt from or compliant with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A and regulations thereunder. In connection therewith:
i.It is intended that each installment of the payments and benefits hereunder shall be treated as a separate “payment” for purposes of Section 409A.

ii.References to Executive’s termination, termination of employment, termination of service, or words of similar import shall mean Executive’s “separation from service” as such term is used in Section 409A.
iii.To the extent that payments and benefits under this Agreement are deferred compensation subject to Section 409A and are contingent upon Executive’s taking any employment-related action, including without limitation execution (and non-revocation) of another agreement, such as a release agreement, and the period within which such action(s) may be taken by Executive would begin in one calendar year and expire in the following calendar year, then such amounts or benefits shall be paid in such following calendar year.
iv.If as of the Separation Date, Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B) or any successor provision thereto), then with regard to any payment or provision of benefit that is subject to Section 409A as deferred compensation and is due upon or as a result of Executive’s “separation from service,” notwithstanding any contrary provision under this Agreement, such payment or benefit shall not be made or provided, to the extent making or providing such payment or benefit would result in additional taxes or interest under Section 409A, until the date with is the earlier of (A) expiration of the six (6)-month period measured from such “separation from service,” and (B) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump-sum, and any remaining payments and benefit due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them in this Agreement.
v.While this Agreement is intended to be exempt from or compliant with Section 409A, neither SecureWorks nor the Company makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences of Executive’s entitlements under this Agreement, including, but not limited to, under Section 409A.
4.Complete Release.
a.Release. Executive hereby fully releases the Company and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and affiliates (and agents, directors, officers, employees, representatives, and attorneys of such subsidiaries and affiliates) (collectively, "Released Parties"), from any and all known or unknown claims or demands he may have against any of them. Executive expressly waives any and all claims, whether asserted on an individual or class action basis, against the Released Parties including but not limited to all claims arising out of any contract, express or implied, and whether executory or not, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence by the Released Parties and claims of express or implied defamation by the Released Parties), and any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act (“OWBPA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act. Executive further releases any and all claims that he may have under State law and any other claim under Federal law. Executive represents that he has not assigned to any other person any of such claims and that he has the full right to grant this release. Notwithstanding any other provision herein, SecureWorks and Executive agree that Executive is not waiving any claims that may arise in the future under the Age Discrimination in Employment Act, any claim for benefits under the SecureWorks Inc. 401(k) Plan, the Comprehensive Welfare Benefits Plan, or the SecureWorks Inc. Retiree Medical Plan.
b.Final Release. On or about the Separation Date, SecureWorks will provide to Executive a release agreement having substantially the same terms and scope as the release terms described in paragraphs 4.a., 6, 7 and 8, and in substantially the form of agreement attached hereto as Exhibit A. The final release will also have a consideration period of at least 21 days, and a revocation period of at least seven (7) days after such final release is signed by Executive. If Executive timely signs and does not revoke the final release during its revocation period, the final release will constitute an “Effective Final Release,” and SecureWorks will provide Executive with the payments and benefits described in paragraph 3, unless Executive’s employment termination is effected under paragraph 1.b. or 2, in which case no amounts shall be payable to Executive under paragraph 3.
Notwithstanding the foregoing, this release does not include and will not preclude: (a) rights to vested benefits under any applicable retirement and/or pension and/or deferred compensation plans; (b) rights under the applicable terms of equity plans and agreements; (c) claims for unemployment compensation (which SecureWorks will not contest); (d) rights to defense, indemnification and contribution, if any, from SecureWorks for actions take by Executive in the course and scope of his employment with SecureWorks and its parents, subsidiaries and/or affiliates; and/or (e) rights arising under or to enforce the terms of this Agreement.
c.Directors’ and Officers’ Insurance. Notwithstanding the foregoing provisions of this paragraph 4, the releases described in this Agreement do not waive and will not be construed to waive, release or otherwise affect any indemnification, defense or other protections, rights or benefits that Executive may have or be entitled to, at the Separation Date or in the future, with respect to Executive’s activities during his employment with SecureWorks, under any policies of insurance, such as a directors’ and officers’ insurance policy, under any by-law(s) or policy(ies) of SecureWorks or under state law.

5.Participation in Government Matters. Nothing in this Agreement, including the complete release and non-disparagement sections, restricts or prohibits Executive from communicating with, providing testimony before, providing confidential information to, or filing or cooperating in a claim or investigation directly with a self-regulatory authority or a governmental agency or entity (without the need to seek SecureWorks’ prior approval), including the U.S. Equal Employment Opportunity Commission, the Department of Justice, the Securities Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, Executive is waiving Executive’s right to receive any individual monetary relief from the Company resulting from such claims.
6.Release of Unknown Claims. For the purpose of implementing a full and complete release, Executive expressly acknowledges that the release that he gives in this Agreement is intended to include in its effect, without limitation, claims that he did not know or suspect to exist in his favor at the time of the effective date of this Agreement, regardless of whether knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement of this matter, and that the consideration given under the Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims. In furtherance of this settlement, Executive waives any right he may have under California Civil Code Section 1542 (and other similar statutes and regulations), which section reads as follows:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
7.Compensation Paid. Executive represents, warrants, and agrees that all forms of compensation and other monies, including paychecks, paid to Executive by SecureWorks to date have been accurately calculated, have represented the proper amounts due to Executive, and have been based on SecureWorks' merit-based compensation system. The consideration set forth in paragraph 3 of this Agreement is consideration for the complete release and the Effective Final Release and is in excess of what Executive is entitled to receive. If Executive or someone on Executive’s behalf claims any entitlement to further compensation from SecureWorks, Executive agrees that SecureWorks is entitled to full offset of the amounts set forth in this Agreement.
8.Non-Admission of Liability. SecureWorks and Executive understand and agree that they are entering into this Agreement to, among other things, resolve any claims or differences that may exist between them. By entering into this Agreement, neither SecureWorks nor Executive admits any liability or wrongdoing.
9.Future Employment. Executive agrees that Executive has no right to future employment at the Company. Executive understands that former SecureWorks employees may only be rehired in exceptional circumstances in SecureWorks’ sole discretion. Executive further expressly waives and opts out of all future claims, whether asserted on an individual or class action basis, against any Released Party related to a decision not to hire Executive.
10.Company Documents, Information, or Property. Executive agrees that, on or before the Separation Date, Executive will have returned to SecureWorks any and all documents relating to the Company or its business operations (and any and all copies thereof, whether in paper form or electronic form), computer equipment, badges, credit cards, and any other property of the Company in Executive’s possession or control. Executive represents and agrees that Executive will not take, nor has Executive taken, any such documents or property from the control or premises of the Company and that if, at any time after the Separation Date, Executive should come into possession of any such documents or property, Executive will return such documents or property to SecureWorks immediately.
11.Employment and Other Agreements. Executive agrees that, except as otherwise provided in this Agreement, the provisions of agreements that Executive previously entered into with SecureWorks, and that are intended to survive Executive’s termination, remain in full force and effect. In connection therewith:
a.As a material inducement to SecureWorks to enter into this Agreement, Executive reaffirms Executive’s intent to comply with Executive’s post-employment obligations to SecureWorks under such agreements. By way of example, the post-termination terms and conditions of Executive’s long-term incentive and equity award agreements remain in full force and effect, and Executive may be required under such agreement to return shares of stock, share value, option proceeds, or cash award payments if he engages in certain conduct detrimental to the Company, including after the Separation Date.
b.For purposes of the restrictive covenants that Executive agreed to when executing the Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement (the “Restrictive Covenant Agreement”), the definition of a “Direct Competitor” in paragraph 4 of that agreement, is revised to mean any entity or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or actively developed by the Company as of the Separation Date. By way of illustration, and not by limitation, the following companies are Direct Competitors: Microsoft, AWS, Qualys, Tenable, Symantec, IBM, Verizon, AT&T, Accenture, FireEye, Splunk, CISCO, NTT, CrowdStrike, iSight, iDefense, Artic Wolf, WithSecure Corporation, Palo Alto Networks, SentinelOne, Trend Micro, and Rapid7. You understand and agree that the foregoing list of Direct Competitors represents only an illustrative list of SecureWorks’ Direct Competitors as of the date of execution of this Agreement, that other entities are Direct Competitors as of the date of this Agreement, and that other entities may become Direct Competitors in the future. In addition, under paragraph 5 of the Restrictive Covenant Agreement, Executive will be able to request that the restrictions be modified by SecureWorks to allow him to accept a position with a company that might otherwise be prohibited. For the avoidance of doubt, any severance pay, or benefits described in the Restrictive Covenant Agreement are superseded by this Agreement and will not be paid.
12.Non-disparagement.
a.Executive. Executive agrees that, except as may be required by law or court order Executive will not, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of SecureWorks or any other Released Party. Executive understands that Executive’s compliance with a subpoena or other legally compulsive process or Executive’s participation as a witness in any lawsuit will not be a violation of this provision.

b.Company. In the event SecureWorks is contacted regarding Executive, SecureWorks agrees to follow its policy and only disclose Executive’s dates of employment with SecureWorks and the last position held and will not authorize anyone to make or issue any additional statement, oral or written, which is or could be detrimental in any material respect to the reputation of Executive. Executive understands that SecureWorks’ compliance with a subpoena or other legally compulsive process or its participation in any lawsuit will not be a violation of this provision.
13.Cooperation. Executive agrees that Executive will give SecureWorks Executive’s full cooperation in connection with any claims, lawsuits, or proceedings that relate in any manner to Executive’s conduct or duties at SecureWorks or that are based on facts about which Executive obtained personal knowledge while employed at SecureWorks or is alleged to have such knowledge. In return, SecureWorks agrees to reimburse Executive for direct and reasonable out of pocket expenses incurred with respect to rendering such cooperation unless prohibited by applicable law or rule of ethical or professional conduct.
14.Successors. This Agreement shall be binding upon Executive and SecureWorks and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of them and to their heirs, representatives, executors, administrators or assigns.
15.Applicable Law and Venue. THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF GEORGIA, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF FULTON COUNTY, GEORGIA.
16.Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”), an individual, including Executive: shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to any attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 18 U.S.C. § 1833(b)(1). Accordingly, Executive and SecureWorks have the right to disclose in confidence trade secrets, as defined by the DTSA, to federal, state and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Executive and SecureWorks also have the right to disclose trade secrets, as defined by the DTSA, in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with the DTSA or create liability for disclosure of trade secrets that are expressly allowed under the DTSA.
17.Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.
18.Certain Acknowledgments. Executive acknowledges that Executive is signing this Agreement voluntarily with full knowledge of its contents. If Executive decides not to sign this Agreement, SecureWorks will not retaliate against Executive. Executive is not relying on any promise or representation not specifically and explicitly made in this Agreement. This Agreement may not be amended or modified except by a written agreement signed by Executive and an authorized officer of SecureWorks. Executive understands that any changes that the parties agree to make to this Agreement after it has been presented to Executive, whether such changes are material or non-material, will not extend the amount of time Executive has to consider the Agreement.

19.Consideration and Revocation Periods. Executive understands that Executive may take up to 21 days following Executive’s receipt of this Agreement to consider this Agreement. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Executive is advised to consult with an attorney before signing this Agreement. If Executive accepts this Agreement, Executive must sign it and return it to George B. Hanna on or before the expiration of the 21-day period. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least 21 days from the date SecureWorks’ proposal was presented to Executive in which to consider it. In addition, Executive understands that Executive has a period of seven (7) days following the date of signing this Agreement within which to revoke this Agreement (the “Revocation Period”). To revoke this Agreement, Executive understands that Executive must provide written notification of revocation to George B. Hanna within seven (7) days from the date Executive signed it.
If the foregoing accurately sets forth Executive’s agreement with SecureWorks, please signify by signing below and returning this Agreement in its entirely to George B. Hanna on or before close of business on the twenty-first day after this Agreement was first presented to you. If SecureWorks has not received a signed copy of this Agreement by that time, the offer reflected in this Agreement will automatically terminate and expire without further notice from Secureworks.
    [Signature page follows]

For Executive as of the Date of Agreement:
Date:     3/21/2023

Signature:     /s/ Paul Parrish

Print Name:    Paul Parrish

For SecureWorks as of the Date of Agreement:
Date:     3/21/2023

Signature:    /s/ George Hanna

Print Name: George Hanna

Title: SVP & Board Secretary

EXHIBIT A
RELEASE AGREEMENT
This final Release Agreement (“Agreement”) sets forth the mutual agreement of SecureWorks Corp., a Delaware corporation, for itself, its subsidiaries, parents (including Dell Technologies Inc.
(“Dell”)) and related entities (collectively, “SecureWorks”) and Paul Parrish (“Executive”) regarding the subject matters addressed below.
1.Consideration from SecureWorks. If Executive signs this Agreement and does not revoke it during the Revocation Period (defined in paragraph 12), SecureWorks will provide Executive with the payments and benefits described in paragraph 3 of the Separation Agreement and Release between SecureWorks and Executive (“Separation Agreement”).
2.Complete Release. Executive hereby fully releases SecureWorks and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and affiliates (and agents, directors, officers, employees, representatives, and attorneys of such subsidiaries and affiliates) (collectively, “Released Parties”), from any and all known or unknown claims or demands Executive may have against any of them. Executive expressly waives any and all claims, whether asserted on an individual or class action basis, against the Released Parties, including but not limited to all claims arising out of any contract, express or implied, and whether executory or not, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence by the Released Parties and claims of express or implied defamation by the Released Parties), and any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act
(“OWBPA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation
Act (“COBRA”), and the Occupational Safety and Health Act. Executive further releases any and all claims that Executive may have under state law and any other claim under federal law. Executive represents that Executive has not assigned to any other person any of such claims and that Executive has the full right to grant this release. Notwithstanding any other provision herein, SecureWorks and Executive agree that Executive is not waiving any claims that may arise in the future under the Age Discrimination in Employment Act or any claim for benefits under the SecureWorks Inc. 401(k) Plan, the Comprehensive Welfare Benefits Plan, or the SecureWorks Inc. Retiree Medical Plan.
Notwithstanding the foregoing, this release does not include and will not preclude: (a) rights to vested benefits under any applicable retirement and/or pension and/or deferred compensation plans; (b) rights under applicable equity plans and agreements; (c) claims for unemployment compensation (which SecureWorks will not contest); (d) rights to defense, indemnification, and contribution, if any, from SecureWorks for actions taken by Executive in the course and scope of Executive’s employment with SecureWorks; and/or (e) rights arising under or to enforce the terms of this Agreement or the Separation Agreement.

3.Participation in Government Matters. Nothing in this Agreement, including the complete release section, restricts or prohibits Executive from communicating with, providing testimony before, providing confidential information to, or filing or cooperating in a claim or investigation directly with a self-regulatory authority or a governmental agency or entity (without the need to seek SecureWorks’ prior approval), including the U.S. Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, Executive is waiving Executive’s right to receive any individual monetary relief from SecureWorks resulting from such claims.
4.Release of Unknown Claims. For the purpose of implementing a full and complete release, Executive expressly acknowledges that the release that Executive gives in this Agreement is intended to include in its effect, without limitation, claims that Executive did not know or suspect to exist in Executive’s favor at the time of the effective date of this Agreement, regardless of whether knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement of this matter, and that the consideration set forth in paragraph 1 of this Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims. In furtherance of this settlement, Executive waives any right Executive may have under California Civil Code Section 1542 (and other similar statutes and regulations), which section reads as follows:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
5.Compensation Paid. Executive represents, warrants, and agrees that all forms of compensation and other monies, including paychecks, paid to Executive by SecureWorks to date have been accurately calculated, have represented the proper amounts due to Executive, and have been based on SecureWorks’ merit-based compensation system. The consideration set forth in paragraph 1 of this Agreement is consideration for the complete release set forth in paragraph 2 of this Agreement and is in excess of what Executive is entitled to receive. If Executive or someone on Executive’s behalf claims any entitlement to further compensation from SecureWorks, Executive agrees that SecureWorks is entitled to full offset of the amounts described in paragraph 1 of this Agreement.
6.Non-Admission of Liability. SecureWorks and Executive understand and agree that they entered into the Separation Agreement and are entering into this Agreement to, among other things, resolve any claims or differences that may exist between them. By entering into such agreements, neither SecureWorks nor Executive admits any liability or wrongdoing.
7.Employment and Other Agreements. Executive agrees that, except as otherwise provided in this Agreement, the provisions of agreements that Executive previously entered into with SecureWorks, and that are intended to survive Executive’s termination, remain in full force and effect. In connection therewith, as a material inducement to SecureWorks to enter into this Agreement, Executive reaffirms Executive’s intent to comply with Executive’s post-employment obligations to SecureWorks under such agreements. By way of example, the post-termination terms and conditions of

Executive’s long-term incentive and equity award agreements remain in full force and effect, and Executive may be required under such agreements to return shares of stock, share value, option proceeds, or cash award payments if Executive engages in certain conduct detrimental to SecureWorks, including after the date on which Executive’s employment with SecureWorks terminates.
8.Successors. This Agreement shall be binding upon Executive and SecureWorks and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of them and to their heirs, representatives, executors, administrators or assigns.
9.Applicable Law and Venue. THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF GEORGIA, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF FULTON COUNTY, GEORGIA.
10.Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.
11.Certain Acknowledgments. Executive acknowledges that Executive is signing this Agreement voluntarily with full knowledge of its contents. If Executive decides not to sign this Agreement, SecureWorks will not retaliate against Executive. Executive is not relying on any promise or representation not specifically and explicitly made in this Agreement or the Separation Agreement. This Agreement may not be amended or modified except by a written agreement signed by Executive and an authorized officer of SecureWorks. Executive understands that any changes that the parties agree to make to this Agreement after it has been presented to Executive, whether such changes are material or non-material, will not extend the amount of time Executive has to consider the Agreement.
12.Consideration and Revocation Periods. Executive understands that Executive may take up to twenty-one (21) days following Executive’s receipt of this Agreement to consider this Agreement. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Executive is advised to consult with an attorney before signing this Agreement. If Executive accepts this Agreement, Executive must sign it and return it to George B. Hanna on or before the expiration of the 21-day period. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least twenty-one (21) days from the date SecureWorks’ proposal was presented to Executive in which to consider it. In addition, Executive understands that Executive has a period of seven (7) days following the date of signing this Agreement within which to revoke this Agreement (the “Revocation Period”). To revoke this Agreement, Executive understands that Executive must provide written notification of revocation to George B. Hanna within seven (7) days from the date Executive signed it.
Signature Page Follows

For Executive as of the Date of Agreement:
Date:
Signature:
Print Name: Paul Parrish
For SecureWorks as of the Date of Agreement:
Date:
Signature:
Print Name:
Title: